UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 4, 2011

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AURUM, INC.
(Exact name of registrant as specified in its charter)

______________

Delaware	333-156056	26-3439890
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

580 St. Kilda Road - Level 8, Melbourne, Victoria, Australia  3004
(Address of principal executive offices) (Zip Code)

61-3-8532-2800
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Press Release Dated October 4, 2011

Aurum, Inc (“Aurum”) (AURM:OTCBB) announced today the commencement of drilling at the Century Gold Project in the Lao P.D.R (Laos).

Century is located approximately 70km north west of the capital city Vientiane on the highly prospective Loei-Luang Prabang fold belt, a prominent, regionally mineralized belt, which stretches from Thailand in the south, to Laos in the north (See Figure 1).

CHINA
MYANMAR
VIETNAM
LAOS
THAILAND
CAMBODIA
AUSTRALIA
Hanoi
Vientiane
Bangkok
Gulf of Tokin
Gulf of Thailand
100 °
102 °
104 °
22 °
20 °
18 °
16 °
14 °
12 °
Ban Houayxai
PanAust
1.55 Mozs Au
11.02 Mozs Ag
Phu Kham
PanAust
1.53 Mozs Au
1.26 Mt Cu
CENTURY BLOCK
TRUONGSON BELT
LOEI - LUANGPRABANG FOLD BELT
Puthep
PanAust
0.47 Mozs Au
0.85 Mt Cu
Chatree
Kingsgate
4.50 Mozs Au
31.60 Mozs Ag
Sepon
MMG
4.10 Mozs Au
1.90 Mt Cu
17.20 Mozs Ag
Bong Mieu
Olympus
0.82 Mozs Au
Phuc Son
Olympus
1.55 Mozs Au
N
0
100
200
kilometers
Acid igneous rocks
palaeozoic - Mesozoic
Volcanosedimentary belt
volcanic arcs
AURUM
CENTURY CONCESSION
LOCATION
Figure 1

Aurum’s exploration activities during the first half of 2011 have focused on the Nam Hone prospect area, within the south west quadrant of the Century tenement, and have included detailed geological mapping and rock-chip sampling, a 200m x 50m auger sampling geochemical program, and an Induced Polarization (IP) geophysical survey. While the field work is ongoing to complete coverage over the entire 6 km x 2km Nam Hone anomaly, interpretation and modelling of initial data generated over the core of the prospect area has highlighted an encouraging target area the company believes is ready to be drill tested. Of particular interest is a continuous and consistent high-grade (up to 24.5 g/t Au in surface rock chip samples) silica-pyrite-hematite unit observed in surface mapping and sampling.

The IP geophysical model indicates a sizeable chargeability anomaly at depth which strongly correlates with this high-grade zone at surface (see Figure 2 below). To intersect this target area and test the geological model the company has planned an initial 2000m diamond drilling program utilizing 1 multi-purpose rig. Also of keen interest to the company is to complete detailed structural logging of the oriented diamond holes. Collection of this data is considered critical to improve the overall understanding of the deposit geology and controls on mineralization. Positive results and improved deposit models resulting from this initial drilling program, coupled with additional data being generated from the ongoing mapping, geochemical sampling, and geophysical survey work will form the basis for further drilling programs as exploration work ramps up in the upcoming dry season.

About Aurum

Aurum, Inc. is an exploration stage company focussed on gold and copper mineral exploration and development in the Lao P.D.R.  In January 2011 Aurum entered into an agreement with Argonaut Resources NL, an Australian listed corporation (“Argonaut”), to earn a 51% interest in Argonaut’s 70% held Century Concession (“Century”) in western Laos. Argonaut, through a wholly owned subsidiary, holds a 70% interest in Argonaut Resources (Laos) Co. Ltd. (“ARL”) which holds a 100% interest in the 223 square kilometer (55,105 acres) Century concession in Laos.

Under the terms of the agreement, Aurum is the manager of the Century Thrust Joint Venture Agreement (“JVA”) which currently exists between Argonaut and two other parties, and has the right to earn a 51% beneficial interest in the Century concession.   In order to acquire this interest, Aurum must spend US$6.5 million on exploration within five years.  The five year period includes an initial one year assessment period.

Forward-Looking Statements

Forward-looking statements in this press release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the risks of exploration and development stage projects, risks associated with environmental and other regulatory matters, mining risks and competition and the volatility of mineral prices. Actual results and timetables could vary significantly. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. Joseph Gutnick	Craig Michael
Executive Chairman	Chief Executive Officer
Aurum, Inc.	Aurum, Inc.
Tel: +613 8532 2800	Tel: +613 8532 2800
Fax: +613 8532 2805	Fax: +613 8532 2805
E-mail: josephg@axisc.com.au	E-mail: craigm@axisc.com.au

Item 9.01             Financial Statements and Exhibits

Exhibit 99.1:         Press Release dated October 4, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURUM, INC.

By:          /s/ Peter Lee
Name:      Peter Lee
Title:        Secretary

Date:  October 4, 2011

INDEX TO EXHIBITS

99.1:           Press Release dated October 4, 2011